      As filed with the Securities and Exchange Commission on May 29, 1996
                                                   Registration No. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            -------------------------

                              TRICORD SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                              41-1590621
           (State or other jurisdiction                 (I.R.S. Employer
                of incorporation or                     Identification No.)
                   organization)

        2800 NORTHWEST BOULEVARD, PLYMOUTH, MINNESOTA          55441
           (Address of Principal Executive Offices)         (Zip Code)


                              TRICORD SYSTEMS, INC.
                            1995 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 Gregory Barnum
                      Senior Vice President of Finance and
                   Administration and Chief Financial Officer
                              Tricord Systems, Inc.
                            2800 Northwest Boulevard
                            Plymouth, Minnesota 55441
                     (Name and address of agent for service)

                                 (612) 557-9005
          (Telephone number, including area code, of agent for service)

                            -------------------------

        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement


                            -------------------------

                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------

                                                  Proposed        Proposed
Title of                                          maximum         maximum            Amount of
securities to be        Amount to be              offering price  aggregate          registration
registered              registered (1)            per share(2)    offering price(2)  fee
- ----------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share(3). . . .     3,112,387 shares          4.4483          13,844,750         $4,775
- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------




(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions of the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options to purchase shares previously granted pursuant to the 1995 Plan, on the basis of the weighted average exercise price of such option grants and (ii) with respect to options and incentive awards to be granted under the 1995 Plan, on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on May 24, 1996 on the national over-the-counter market, as reported by the Nasdaq National Market.

(3) Each share of Common Stock includes a right to purchase a fractional share of the Registrant's Series A Junior Preferred Stock, par value $.01 per share.

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- -------------------------------------------------------------------------------

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:
(1) the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995 (File No. 0-21366); (2) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996; (3) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995; (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description (File No. 0-21366); and (5) the description of the preferred stock purchase rights contained in the Company's Registration Statement on Form 8-A (File No. 0-21366) including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The consolidated financial statements of the Company incorporated by reference in this Registration Statement have been audited by Coopers & Lybrand L.L.P., independent accountants, for the periods indicated in their reports thereon, which are incorporated by reference or included in the Annual Report on Form 10-K, as amended, for the year ended December 31, 1995. The consolidated financial statements audited by Coopers & Lybrand L.L.P. have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on the financial statements and any financial statement schedules of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements and schedules also will be incorporated by reference in this Registration Statement in reliance upon their reports and said authority.


Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable - the Company's Common Stock, and the preferred stock purchase rights attached thereto, to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in nonderivative suits for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Indemnification of expenses (including attorney's fees) is authorized in stockholder derivative suits where such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and so long as he has not been found liable to the corporation. Even in this latter instance, the court may determine that in view of all the circumstances such person is entitled to indemnification for such expenses as the court deems proper. Section 145 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company has entered into indemnification agreements with its directors and executive officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Company, among other things, to indemnify such directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers (other than liabilities arising from certain claims initiated by the director or executive officer, claims made not in good faith to enforce or interpret the indemnification agreement and liabilities arising under Section 16(b) of the Securities Exchange Act of 1934) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and executive officers.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  EXHIBITS.

4.1*      Certificate of Incorporation.

4.2*      Bylaws.

4.3*      Specimen form of the Company's Common Stock certificate.

4.4** Rights Agreement, dated as of October 25, 1994, between the Company and Norwest Bank Minnesota, N.A.

5.1****   Opinion and Consent of Oppenheimer Wolff & Donnelly.

23.1      Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2****  Consent of Independent Accountants.

24.1      Power of Attorney (included on page 6 of this Registration Statement).

99.1***   Tricord Systems, Inc. 1995 Stock Incentive Plan.

- --------------------
* Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (File No. 33-48733).

** Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A (File No. 0-21366).

*** Incorporated by reference to the exhibits to the Company's Form 10-K, as amended, for the period ending December 31, 1994 (File No. 0-21366).

**** Filed herewith.


Item 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 28, 1996.

                                   TRICORD SYSTEMS, INC.

                                   By: /s/ Gregory T. Barnum
                                      ----------------------------------------
                                        Gregory T. Barnum
                                        Senior Vice President of Finance
                                         and Administration and
                                         Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mitcham and Gregory T. Barnum and each or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 28, 1996 in the capacities indicated.

Signature                     Title
- ---------                     -----

/s/ John J. Mitcham                President, Chief Executive Officer
- ------------------------------     (Principal Executive Officer) and Director
John J. Mitcham

/s/ Gregory T. Barnum              Senior Vice President of Finance and
- ------------------------------     Administration and Chief Financial Officer
Gregory T. Barnum                  (Principal Financial Officer)

/s/ Marvin E. Dee                  Vice President of Finance and Treasurer
- ------------------------------     (Principal Accounting Officer)
Marvin E. Dee

/s/ Yuval Almog                    Chairman of the Board, Director
- ------------------------------
Yuval Almog

/s/ Jeffrey O. Henley              Director
- ------------------------------
Jeffrey O. Henley

/s/ Donald L. Lucas                Director
- ------------------------------
Donald L. Lucas

                                INDEX TO EXHIBITS

Exhibit
- -------

4.1*      Certificate of Incorporation.

4.2*      Bylaws.

4.3*      Specimen form of the Company's Common Stock certificate.

4.4** Rights Agreement, dated as of October 25, 1994, between the Company and Norwest Bank Minnesota, N.A.

5.1****   Opinion and Consent of Oppenheimer Wolff & Donnelly. . . . . . . . . .

23.1      Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2****  Consent of Independent Accountants.. . . . . . . . . . . . . . . . . .

24.1      Power of Attorney (included on page 6 of this Registration Statement).

99.1***   Tricord Systems, Inc. 1995 Stock Incentive Plan.

- ----------------------
* Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (File No. 33-48733).

** Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A (File No. 0-21366).

*** Incorporated by reference to the exhibits to the Company's Form 10-K, as amended, for the period ending December 31, 1994 (File No. 0-21366).

**** Filed herewith.